Exhibit 10.2

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of April 21, 2011, is by and among Convergys Finance Corp., an Ohio corporation (the “Subsidiary Guarantor”), Convergys Corporation, an Ohio corporation (the “Lessee”), and Wells Fargo Bank, National Association, in its capacity as agent (in such capacity, the “Agent”) under that certain Amended and Restated Participation Agreement, dated as of June 30, 2010 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Participation Agreement”), by and among the Lessee, the Guarantors, the Lessor, the Lenders and the Agent. Capitalized terms used herein but not otherwise defined shall have the meanings provided in Appendix A to the Participation Agreement.

The Subsidiary Guarantor is a Material Subsidiary (other than any Foreign Subsidiary), and, consequently, the Lessee is required by Section 8.3A.9 of the Participation Agreement to cause the Subsidiary Guarantor to become a “Guarantor” thereunder.

Accordingly, the Subsidiary Guarantor and the Lessee hereby agree as follows with the Agent, for the benefit of the Financing Parties:

1. The Subsidiary Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Subsidiary Guarantor will be deemed to be a party to and a “Guarantor” under the Participation Agreement and shall have all of the obligations of a Guarantor thereunder as if it had executed the Participation Agreement. The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Operative Agreements, including without limitation (a) all of the representations and warranties set forth in Section 6.2 of the Participation Agreement and (b) all of the affirmative and negative covenants set forth in Sections 8.3, 8.3A and 8.3B of the Participation Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the Subsidiary Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment and performance of the Company Obligations in accordance with the Operative Agreements.

2. The Subsidiary Guarantor acknowledges and confirms that it has received copies of the Operative Agreements and the schedules and exhibits thereto.

3. The Lessee confirms that the Operative Agreements to which any Credit Party is a party are, and upon the Subsidiary Guarantor becoming a Guarantor, shall continue to be, in full force and effect.

4. Each of the Lessee and the Subsidiary Guarantor agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts as the Agent may reasonably request in accordance with the terms and conditions of the Operative Agreements in order to effect the purposes of this Agreement.

5. This Agreement (a) may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract and (b) may, upon execution, be delivered by facsimile or electronic mail, which shall be deemed for all purposes to be an original signature.

6. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. The terms of Section 12.7 of the Participation Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

IN WITNESS WHEREOF, each of the Lessee and the Subsidiary Guarantor has caused this Agreement to be duly executed by its authorized officer, and the Agent, for the benefit of the Financing Parties, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

SUBSIDIARY GUARANTOR:

CONVERGYS FINANCE CORP.,
an Ohio corporation

	By:	/s/ DAVID R. WIEDWALD
	Name:	David R. Wiedwald
	Title:	Treasurer

LESSEE:

CONVERGYS CORPORATION,
an Ohio corporation

	By:	/s/ DAVID R. WIEDWALD
	Name:	David R. Wiedwald
	Title:	Treasurer

Acknowledged, accepted and agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Agent

By:	/s/ WESTON R. GARRETT
Name:	Weston R. Garrett
Title:	Managing Director

Joinder Agreement

Convergys Corporation